Institutional Money Market Funds

A Special Meeting of Shareholders of each Fund was held on June 15, 2001, as reconvened on June 22, 2001, July 20, 2001, August 17, 2001, September 7, 2001 and September 26, 2001, at which shareholders voted on the proposals described below. The following were the results of the vote:

A. Proposals Approved By Shareholders

The following proposals were approved by shareholders:

    To approve proposed changes to the following fundamental investment limitations:

    Institutional Government Money Market Fund

		For	Against	Abstain
a)	Borrowing, pledging and issuance of senior securities	186,872,094.780	6,123,689.560	2,005,929.640

b)	Issuer concentration	186,872,094.780	6,123,689.560	2,005,929.640

c)	Industry concentration	186,872,094.780	6,123,689.560	2,005,929.640

d)	Lending	186,872,094.780	6,123,689.560	2,005,929.640

e)	Underwriting of securities	192,995,784.340	0	2,005,929.640

f)	Real estate transactions	186,872,094.780	6,123,689.560	2,005,929.640

g)	Commodity transactions	186,872,094.780	6,123,689.560	2,005,929.640

  Institutional Money Market Fund

		For	Against	Abstain
a)	Borrowing, pledging and issuance of senior securities	270,913,425.300	1,044,401.030	12,687,402.300

b)	Issuer concentration	270,913,425.300	1,044,401.030	12,687,402.300

c)	Industry concentration	270,913,425.300	1,044,401.030	12,687,402.300

d)	Lending	270,913,425.300	1,044,401.030	12,687,402.300

e)	Underwriting of securities	270,913,425.300	1,044,401.030	12,687,402.300

f)	Real estate transactions	270,913,425.300	1,044,401.030	12,687,402.300

g)	Commodity transactions	270,913,425.300	1,044,401.030	12,687,402.300

  To approve proposed changes to the following fundamental investment limitations, including a change to make all such limitations non-fundamental:

  Institutional Government Money Market Fund

		For	Against	Abstain
a)	Illiquid securities	177,687,418.200	15,308,366.140	2,005,929.640

b)	Investment in foreign securities	177,687,418.200	15,308,366.140	2,005,929.640

c)	Purchasing securities on margin, short sales and short positions	177,687,418.200	15,308,366.140	2,005,929.640

d)	Put, call, straddle and spread transactions	177,687,418.200	15,308,366.140	2,005,929.640

e)	Investing in companies for the purpose of exercising management or control	177,687,418.200	15,308,366.140	2,005,929.640

f)	Purchasing securities of other investment companies	177,687,418.200	15,308,366.140	2,005,929.640

  Institutional Money Market Fund

		For	Against	Abstain
a)	Purchasing securities on margin, short sales and short positions	270,913,425.300	1,044,401.030	12,687,402.300

b)	Put, call, straddle and spread transactions	270,913,425.300	1,044,401.030	12,687,402.300

c)	Investing in companies for the purpose of exercising management or control	270,913,425.300	1,044,401.030	12,687,402.300

d)	Purchasing securities of other investment companies	270,913,425.300	1,044,401.030	12,687,402.300

  To approve a proposed change to the following fundamental investment limitation to make such limitation non-fundamental:

Institutional Government Money Market Fund

		For	Against	Abstain
a)	Remaining maturity of portfolio securities	177,687,418.200	15,308,366.140	2,005,929.640

B. Proposals Not Approved By Shareholders

The following proposals were not approved by shareholders due to failure to achieve a quorum:

1. To approve proposed changes to the following fundamental investment limitations:

Institutional Treasury Money Market Fund

		For	Against	Abstain
a)	Borrowing, pledging and issuance of senior securities	1,191,536,288.001	531,071,640.520	96,255,785.130

b)	Issuer concentration	1,192,231,752.521	530,376,176.000	96,255,785.130

c)	Industry concentration	1,192,231,752.521	530,376,176.000	96,255,785.130

d)	Lending	1,192,115,284.711	530,492,643.810	96,255,785.130

e)	Underwriting of securities	1,192,231,752.521	530,376,176.000	96,255,785.130

f)	Real estate transactions	1,192,231,752.521	530,376,176.000	96,255,785.130

g)	Commodity transactions	1,192,231,752.521	530,376,176.000	96,255,785.130

2. To approve proposed changes to the following fundamental investment limitations, including a change to make all such limitations non-fundamental:

Institutional Treasury Money Market Fund

		For	Against	Abstain
a)	Purchasing securities on margin, short sales and short positions	1,186,328,028.251	532,055,598.080	100,480,087.320

b)	Put, call, straddle and spread transactions	1,186,328,028.251	532,055,598.080	100,480,087.320

c)	Investing in companies for the purpose of exercising management or control	1,186,328,028.251	532,055,598.080	100,480,087.320

d)	Purchasing securities of other investment companies	1,186,270,388.531	532,113,237.800	100,480,087.320